EXHIBIT 10.31



                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement") is made and entered into as of August 8, 2001, by and between WILHELM MORTUARY, INC., an Oregon corporation ("Borrower"), and GREEN LEAF INVESTORS I, LLC, a California limited liability company ("Lender").

                                     Recital

     Borrower has requested from Lender the $1,575,000.00 credit facility described herein, and Lender has agreed to provide such credit facility to Borrower subject, however, to Lender receiving, as security therefore, certain Collateral (defined herein) and further subject to the terms, conditions and provisions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree:

     1. Definitions. As used in this Agreement, terms with initial capitals shall have the meanings given below, or as otherwise defined herein. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given them in the Note (as defined below).

          "Agreement" means this Loan Agreement and all modifications or amendments hereto, or extensions hereof.

          "Assignment" means that certain Assignment of even date herewith by The Neptune Society, Inc., a Florida corporation, and Neptune Society of America, Inc., a California corporation, to Borrower.

          "Bankruptcy Code" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

          "Borrower's Financial Statements" means all financial statements of Borrower and any Guarantor delivered from time to time to Lender.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close in Portland, Oregon.

          "Cash Loan Fee" means $75,000.

          "Closing Date" shall mean the date on which the Loan is closed and funded.

          "Collateral" shall mean the Property as such term is defined in the Trust Deed and the Personal Property Collateral as such term is defined in the General Security Agreement.

          "Common Stock" means shares of common stock of The Neptune Society, Inc. par value $0.002 per share.



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

          "Default" means an Event of Default (defined below) or an event or condition, which with the giving of notice or the passage of time, or both, would constitute an Event of Default.

          "Disclosure Schedule" has the meaning given that term in Section 3.

          "Event of Default" has the meaning given that term in Section 7.1.

          "Financial Statements" means, for or as of the end of the fiscal period specified therein, balance sheets, profit and loss statements, statements of cash flows, statement of capital accounts, and reconciliations of net worth, in each case together with all notes and schedules thereto, prepared in reasonable detail and in accordance with generally accepted accounting principles applied consistently with past periods, as fairly presenting the financial condition, results of operations, and changes in Borrower's or Guarantors' financial position, as the case may be.

          "Forbearance Agreement" means that certain Forbearance Agreement of even date herewith by and between The Neptune Society, Inc., a Florida corporation ("Neptune"), and Community Memorial Centers, L.L.C., an Oregon limited liability company ("CMC"), whereby Borrower agrees to bring current a Convertible Debenture dated July 5, 2000 issued by Neptune to CMC (the "Neptune Debenture"), and CMC conditionally agrees to forbear legal action on the debt.

          "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

          "General Security Agreement" means that certain General Security Agreement of even date herewith, made by Borrower in favor of Lender granting Lender a security interest in all equipment, inventory, receivables, contract rights, general intangibles, trademark and trade names and other personal property, tangible and intangible, of Borrower, including all assets of the businesses known as "Wilhelm Mortuary", "Heritage Memorial Society" and "Oregon Cremation Company".

          "Guarantors" means, jointly and severally, The Neptune Society, Inc., a Florida corporation, and Neptune Society of America, Inc., a California corporation.

          "Guaranty" means each of those certain guaranties of even date herewith made by a Guarantor in favor of Lender which guarantees the obligations evidenced by the Note, the Trust Deed, this Agreement and the other Loan Documents delivered to Lender pursuant hereto.

          "Intercreditor Agreement" means that certain Intercreditor Agreement of even date herewith by and among Lender, Borrower and Community Memorial Centers, L.L.C., an Oregon limited liability company, with respect to the Collateral.

          "Laws" means any federal, state or local laws, ordinances, rules, regulations or statutes, together with decisions, orders, judgments, directives, or decrees of any governmental or regulatory authority, court, or arbitrator.

          "Loan" means a non-revolving credit facility in the principal amount of $1,575,000.00 as described more fully in Section 2 hereof.



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

          "Loan Costs and  Expenses"  has the meaning given that term in Section
4.11 hereof.

          "Loan Documents" means this Loan Agreement, the other documents required to be delivered pursuant to Section 5.3 hereof and all consents, financing statements, or other documents or instruments executed and/or filed in connection therewith, related thereto or to the Loan.

          "Loan Put Agreement" means that certain Loan Put Agreement of even date herewith by and among Lender, David Schroeder ("Schroeder"), and Michael Ashe ("Ashe") whereby Schroeder and Ashe agree to purchase the Loan and the security therefor at Lender's option upon the occurrence of a Default.

          "Maturity Date" means January 31, 2002.

          "Note" means that certain $1,575,000 promissory note of even date herewith, given by Borrower to Lender, and all modifications, amendments, extensions or restatements thereof.

          "Note Amount" means $1,575,000.

          "Opinion of Counsel" means an opinion letter or letters in a form acceptable to Lender from and signed by Borrower's legal counsel and addressed to Lender.

          "Permitted Encumbrances" means the encumbrances described in Exhibit A to the Trust Deed.

          "Piggyback Registration Agreement" means that certain Piggyback Registration Agreement of even date herewith by and between Lender and The Neptune Society, Inc., a Florida corporation, granting Lender certain registration rights with respect to the Common Stock of The Neptune Society, Inc.

          "Senior Lender" means Community Memorial Centers, L.L.C., an Oregon limited liability company.

          "Senior Loan" means the Convertible Debenture issued by The Neptune Society, Inc., a Florida corporation, to Senior Lender, secured by a Trust Deed dated July 5, 2000 and recorded July 18, 2000 in the Records of Multnomah County as Fee No. 2000-098983.

          "Stock Loan Fee" means 15,789 shares of Common Stock of The Neptune Society, Inc., a Florida corporation.

          "Subordination Agreements" means those certain Subordination Agreements of even date herewith whereby the Weintraub Lenders and the CapEx Lenders, as defined therein, subordinate their security interests, if any, in the Collateral.

          "Trust Deed" means that certain Trust Deed, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith made by Borrower for the benefit of Lender with respect to premises located at 6637 S.E. Milwaukie Avenue, Portland, Oregon.



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

          "Unsecured Indemnity" means that certain Unsecured Environmental Indemnity Agreement of even date herewith executed and delivered by Borrower and Guarantors indemnifying Lender with respect to environmental matters in connection with the Collateral.

          "Warrant" means that certain Warrant of even date herewith granting Lender the right to purchase up to 30,000 shares of Common Stock of The Neptune Society, Inc., a Florida corporation.

     2. The Credit Facility.

          2.1 Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make a single advance to Borrower under the Loan in the amount of $1,575,000.

          2.2 Application of Proceeds. The proceeds of the Loan will be applied as follows: (a) $1,500,000 to the partial payment of the indebtedness owed by Neptune Society of America, Inc. to the Emanuel Weintraub Intervivos Trust pursuant to that Promissory Note dated March 31, 1999 in the amount of $19,000,000.00, as amended by the Third Amendment dated June 19, 2001; and (b) $75,000 in payment of the Cash Loan Fee. The Loan shall be funded in accordance with this Agreement and applicable provisions of the Note.

          2.3 Borrowing and Repayment. The Loan is not a revolving credit facility and once repayment is made Borrower shall not be entitled to reborrow any sum advanced hereunder.

          2.4 Intentionally Omitted.

          2.5 Interest. The outstanding balance of the Loan shall bear interest at the rate set forth in the Note.

          2.6 Terms of Repayment. Borrower shall repay advances made under the Loan, together with all interest and other fees and expenses, as provided in this Agreement and the Note.

     3. Representations and Warranties of Borrower. Except as is otherwise disclosed in the Disclosure Schedule attached to this Agreement, Borrower represents, warrants and covenants to and for the benefit of Lender, which representations and warranties shall be deemed remade on and as of the date of
Closing:

          3.1 Authority. Borrower and each of the Guarantors has the requisite capacity and authority to make and enter into each of the Loan Documents to which Borrower or Guarantor is a party and to carry out the transactions contemplated therein. All authorizations have been secured that are necessary to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which Borrower and Guarantors are a party. Borrower is in good standing in the State of Oregon.

          3.2 Execution, Delivery and Effect of Loan Documents. Each of the Loan Documents to which Borrower is a party is a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.



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

          3.3 Other Obligations. Except with respect to the debt that is the subject of the Forbearance Agreement, Borrower is not in material default under any instruments or obligations relating to Borrower's business or assets. No party has asserted any material claim or default relating to any of Borrower's assets. The execution and performance of the Loan Documents and the consummation of the transactions contemplated thereby will not result in any material breach of or constitute a material default under, any contract, agreement, document or other instrument to which Borrower is a party or by which Borrower may be bound or affected, and do not and will not violate or contravene any material laws to which Borrower is subject; nor do any such agreements, documents or instruments impose or contemplate any obligations that are or will be materially inconsistent with the Loan Documents.

          3.4 Taxes. Borrower has filed all federal, state, and local income tax returns required to have been filed by it, and has paid all taxes that have become due pursuant to such returns or pursuant to any assessments on real or personal property received by Borrower, except only those local taxes where any such failure to file or pay amounts due would not have a material adverse affect on Borrower's business, finances or operations. Borrower does not know of any basis for additional assessment with regard to any such tax. Borrower has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any tax to a date subsequent to the date hereof, and no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Borrower that has not been settled or resolved.

          3.5 Consents and Governmental Approvals. The execution, delivery and performance by Borrower of the Loan Documents, and Lender's exercise of any remedy available to it thereunder, do not and will not require any consent or approval of any person or entity, other than such consents as have been or will have been obtained on or before the Closing Date. No approval by, authorization of, or filing with any federal, state or municipal or other governmental commission, board or agency or other governmental authority is necessary in connection with the authorization, execution and delivery of the Loan Documents by Borrower.

          3.6 Legal Actions. There are no material actions, suits or proceedings including, without limitation, any condemnation, insolvency or bankruptcy proceedings, pending or, to the best of Borrower's knowledge and belief, threatened, against or affecting Borrower, any Guarantor or their respective businesses or assets. There are no investigations, at law or in equity, before or by any court or governmental authority, pending or, to the best of Borrower's knowledge and belief, threatened against or affecting Borrower, any Guarantor or their respective businesses or assets, except actions, suits and proceedings fully covered by insurance and heretofore fully disclosed in writing to Lender or that, if resolved adversely to Borrower or any Guarantor, would have a material adverse effect on Borrower, any Guarantor or their respective businesses or assets. Neither Borrower nor any Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority affecting Borrower, any Guarantor or their respective businesses or assets, which default would materially adversely affect Borrower, any Guarantor or their respective businesses or assets.

          3.7 Other  Security  Interests.  Except as disclosed in the Trust Deed and in Borrower's Financial Statements delivered to Lender before the date hereof, there does not exist any pledge, mortgage, lien, hypothecation or assignment for security affecting the Collateral, whether now owned or hereafter acquired, except for any such pledge, mortgage, lien, hypothecation or assignment for security constituting a Permitted Encumbrance.

          3.8 Truth of Other Statements, Representations and Warranties. The written statements, financial or otherwise, made by Borrower or any Guarantor to Lender in connection with this Agreement, or in connection with the other Loan Documents, do not, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements made therein not misleading. All Financial Statements given by Borrower or any Guarantor to Lender in connection with this Agreement, or the other Loan Documents have been prepared in accordance with GAAP, and such statements, taken as a whole, fairly present the financial condition of the parties or entities covered thereby. Since the date thereof, neither Borrower nor any such other party or entity has experienced any material adverse change in its finances, business, operations, affairs or prospects. To the best knowledge of Borrower, there is no fact concerning Borrower or any of the Guarantors that Borrower has not disclosed to Lender in writing that materially and adversely affects, nor, so far as Borrower can foresee, is reasonably likely to prove to materially and adversely affect, the Collateral or the ability of Borrower to perform its obligations under the Loan Documents.

          3.9 Insurance. Borrower shall maintain (a) such insurance required by the Trust Deed and General Security Agreement with respect to the Collateral, and (b) adequate insurance protection against all liabilities, claims and risks against it that is customary for businesses similarly situated to Borrower.

          3.10  Material  Changes.   Since  the  date  of  Borrower's  Financial
Statements there has not been, with respect to Borrower:

               (a) Any material adverse change in its financial condition from that shown on Borrower's Financial Statements;

               (b) Any damage or loss, whether covered by insurance or not, materially and adversely affecting Borrower's or any Guarantor's business, property, assets or prospects;

               (c) Any other event or condition materially and adversely affecting the results of Borrower's or any Guarantor's operations or business or financial condition or prospects taken as a whole, or any event that could have such an effect; or

               (d) Any legislative or regulatory action or, to the best of Borrower's knowledge and belief, proposals thereof, that does, or would if enacted, materially adversely affect the results of Borrower's or any Guarantor's operations or business or financial conditions or prospects taken as a whole.

          3.11 Compliance With Environmental Laws. To the best of Borrower's knowledge, other than as may be disclosed by any third party environmental studies provided to Lender prior to the date of this Agreement, there are no underground storage tanks located on, or asbestos-containing materials located in, any of the real property Collateral and there is not currently located on, any such real property Collateral (or in the groundwater of such real property Collateral) any Hazardous Material (defined below), in contravention of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 USC ss.ss. 9601 et seq.) ("CERCLA") or of any other similar federal, state or local law, rule or regulation. The term "Hazardous Material" shall include petroleum, asbestos and all hazardous or toxic materials or pollutants including, without limitation, substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in CERCLA, the Hazardous Materials Transportation Act, 42 USC ss.ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 USC ss.ss. 6901 et seq., any similar state law or the regulations adopted and publications promulgated pursuant to said laws.



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

          3.12 Legal Parcels of Real Property Collateral. The real property Collateral consists of one or more separate and distinct legal parcels for tax purposes and is not subject to property taxes and a similar charge against any other land. Borrower has not, by act or omission, impaired the integrity of the real property Collateral as one or more legally separate, subdivided lots. The use of the real property Collateral is permitted as a matter of right under existing zoning and other land use laws, rules and regulations.

     4. Covenants of Borrower. As a material inducement to Lender to make the Loan, and in addition to performing each of its obligations under the other Loan Documents to which it is a party, Borrower covenants with and for the benefit of Lender that, unless Lender otherwise consents in writing, and for so long as any amount remains outstanding under the Note or any other obligation under this Agreement, the Trust Deed, or any other Loan Documents remains to be performed:

          4.1 Financial Statements. Borrower shall deliver to Lender its Financial Statements not later than forty-five (45) days after and as of the end of each interim quarterly accounting period ended March 31, June 30 and September 30, and not later than ninety (90) days after and as of the end of each fiscal year ended December 31 of Borrower, prepared by Borrower and certified by its manager(s) or officers.

          4.2 Additional Information. Borrower shall promptly furnish to Lender such other information and data with respect to Borrower as Lender from time to time may reasonably request, except as otherwise may be prohibited by law.

          4.3 Compliance With Laws. Borrower shall comply with the requirements of all Laws, and with orders of any governmental agency, noncompliance with which could materially adversely affect the business, activities or condition (financial or otherwise) of Borrower, except that Borrower need not comply with a requirement then being contested by it in good faith by appropriate proceedings so long as no interest of Lender would be materially impaired thereby.

          4.4 Compliance With Agreements, Duties and Obligations. Borrower shall promptly and fully comply with, and shall cause the Guarantors to comply with, all agreements, duties and obligations arising under the Loan Documents, and promptly and fully comply with all material duties and obligations under any other material agreements, indentures, leases or instruments to which either Borrower or any Guarantor is a party which materially affect the Loan Documents or materially impair the Collateral.

          4.5 Payment of Taxes and Claims. Borrower shall pay, or shall ensure that the following are paid, before they become delinquent: all taxes, assessments and governmental charges or levies imposed upon Borrower or upon the assets of Borrower; and to the extent that the Collateral of Lender may be impaired, all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons that, if unpaid, might result in the creation of a lien upon any assets of Borrower; provided, however, that payment of any such item may be deferred while being contested in good faith so long as Borrower's title to, and its right to use, its assets is not materially adversely affected thereby, and so long as reserves in amounts satisfactory to Lender are maintained for such claims.

          4.6 Inspection of Books. Borrower shall permit and shall cause each Guarantor to permit Lender, after notice to Borrower and each Guarantor, as the case may be, to examine or audit each requested party's books of account and records and to copy and take extracts therefrom and to discuss said party's affairs, finances or



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

accounts, and to be advised as to the same such party, in such detail and through such agents and representatives as Lender may desire, all at such reasonable times and as often as may be reasonably requested.

          4.7 Disclosure of Material Litigation. Borrower shall promptly notify Lender of any litigation or other action, suit or proceeding, before any court or governmental agency, to which Borrower or any Guarantor is a party if the amount at risk in connection therewith is not fully covered by insurance, or if, in the reasonable opinion of Borrower, such litigation otherwise is material to obligations of Borrower hereunder. Thereafter, Borrower shall keep Lender apprised of the status of such litigation or other such action, suit or proceeding in such manner as Lender may request.

          4.8 Grant of Additional Security Interests. Borrower shall not pledge, mortgage, encumber, hypothecate or assign for security, or suffer the creation or existence of any pledge, mortgage, encumbrance, hypothecation or assignment for security on the Collateral other than (a) the Permitted Encumbrances and (b) the Senior Loan, without the written consent of Lender which may not be unreasonably withheld.

          4.9 Misrepresentations. Borrower shall not knowingly make to Lender, and Borrower shall not knowingly furnish to Lender any certificate or other document that contains, any untrue statement of a material fact, nor shall Borrower knowingly permit any such statement, certificate or other document to omit a material fact necessary to make the statements made therein not misleading taken as a whole.

          4.10 Notice of Default. Borrower shall promptly notify Lender if it learns that a Default has occurred, and shall specify with particularity the nature of such Event of Default, the period of existence of such Default, and the actions Borrower is taking or proposes to take with respect thereto.

          4.11 Loan Costs and Expenses. Borrower shall pay or reimburse Lender, upon demand, all of Lender's reasonable out-of-pocket costs and expenses (including Lender's reasonable attorney's fees), to the extent incurred by Lender in connection with the negotiation, preparation, review, carrying-out, amendment, waiver, refinancing, restructuring, reorganization and enforcement of, and collection pursuant to, this Agreement, the Trust Deed, and the other Loan Documents, the Closing, any advance or disbursement of Loan proceeds, any substitution of security under this Agreement and any amendment of any financing statement made or given pursuant to this Agreement ("Loan Costs and Expenses") including, without limitation, Lender's reasonable attorneys' fees; fees of Lender's certified public accountants and other outside experts; credit reports; appraisal fees; lien searches; escrow charges; recording or filing fees;
insurance premiums; inspection, due diligence and/or audit fees before Loan closing and periodically during the term of the Loan.

          4.12 Additional Acts. In addition to the acts that Borrower is obligated to perform under this Agreement, or under any of the other Loan Documents, Borrower shall from time to time perform, execute and deliver to or for the benefit of Lender any and all such further acts, additional documents, or further assurances as may be necessary or proper to: (a) implement the intent of the parties to this Agreement; (b) correct any errors in this Agreement or any of the other Loan Documents; (c) assure Lender of the validity and priority of the liens and security interests Lender holds pursuant to the various documents securing the Loan; (d) create, perfect, preserve, maintain and protect the liens and security interests created or intended to be created by the Loan Documents; (e) transfer all right, title and interest to Lender in the Collateral to be transferred to Lender pursuant to the terms of this Agreement as and when such



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

transfer is contemplated by this Agreement; or (f) provide the rights and remedies to Lender that are contemplated by the Loan Documents.

          4.13 Indemnification. Borrower shall indemnify and defend Lender against, and hold Lender harmless of and from, any and all losses, liability, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and court costs, whether incurred at the trial, appellate or administrative levels) that Lender may suffer or incur, or to which Lender may be subjected, by reason of, arising out of, or in connection with:

               (a) any default or breach by Borrower under any Loan Document, any untrue statement contained in or made in connection with any Loan Document, or the omission from the Loan Documents of any fact required to be stated therein, or that is necessary to make the statement therein not misleading; and

               (b) any violation or breach by Borrower or any of its agents, servants, employees or licensees of any of the terms and provisions of this Agreement or any of the other Loan Documents.

Upon demand by Lender, Borrower shall defend any action or proceeding brought against Lender in connection with any of the foregoing, or Lender may elect to conduct its own defense at the reasonable expense of Borrower; provided, however, that Borrower will be entitled to participate in such defense. In any event, Borrower shall reimburse Lender in full for all out-of-pocket costs reasonably incurred investigating, preparing or defending against any action or proceeding, commenced or threatened, in connection with any of the foregoing matters, or incurred in settlement of any such action or proceeding (whether commenced or threatened).

No compromise or settlement of any claims or proceedings may be effected by the Lender without the Borrower's consent (which may not be unreasonably withheld). Notwithstanding the foregoing, if the Lender determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the Borrower, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          4.14 Other Affirmative Covenants. Borrower shall:

               (a) at all times cause to be done all things necessary to maintain, preserve and renew its legal existence as a corporation and all licenses and permits necessary to the conduct of its businesses;

               (b) comply with all applicable Laws, and with all obligations that it incurs or to which it becomes subject pursuant to any contract or agreement, whether oral or written, express or implied, the breach of which could reasonably be expected to have a material adverse effect upon its business or financial condition, unless and only to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been set aside with respect thereto;

               (c) apply for and, when obtained, continue in force, with good and reputable insurance companies, adequate insurance covering risks of such types and in such amounts as are reasonably necessary to conduct its business;

               (d) make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions in which it has engaged and the disposition of its assets, and devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and any other criteria applicable to such statements, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences discovered;

               (e) use its best efforts to preserve and protect the value of the Collateral;

               (f) not amend its articles of incorporation in any manner whatsoever without Lender's prior written consent if such amendment will affect or impair the value of the Collateral;

               (g) engage in no activity other than the current use of the Property;

               (h) maintain separate bank accounts in the name of Borrower and separate accounting with respect to the business and activities of Borrower; and

               (j) refrain from making distributions or other payments of any kind to its shareholders or owners or their respective families or affiliates.

     5. Conditions to Closing and to Disbursement of Funds. Lender's obligation to close the Loan, to make the advances, and to disburse the Loan proceeds to Borrower, is subject to satisfaction of all of the following conditions before or contemporaneously with the Closing, any one or more of which Lender may waive in writing:

          5.1 Truth of Representations and Warranties. All of Borrower's and each Guarantor's representations and warranties contained in this Agreement, in any other Loan Document, and in any other certificate, instrument or document submitted by Borrower or any Guarantor to Lender in connection with the making of the Loan shall be true and accurate in all material respects.

          5.2 Loan Fee. Borrower shall have paid Lender the Cash Loan Fee from the proceeds of the Loan, and The Neptune Society, Inc. shall have executed and delivered its Treasury Order directing Interwest Transfer Co., Inc., its stock transfer agent, to issue 15,789 shares of its Common Stock to Lender in payment of the Stock Loan Fee and a warrant certificate representing the Warrant.

          5.3 Delivery of Loan Documents. Borrower shall have executed and delivered to Lender, or caused to be executed and delivered to Lender by the party or parties thereto, the following documents, each of which shall be in form and substance satisfactory to Lender:

               (a)  this Agreement;

               (b)  the Note;

               (c)  the Trust Deed;

               (d)  the Guaranty (The Neptune Society, Inc.);

               (e)  the Guaranty (Neptune Society of America, Inc.);

               (f)  the General Security Agreement;

               (g)  the Unsecured Indemnity;

               (h)  the Intercreditor Agreement;

               (i)  the UCC Financing Statements;

               (j)  the Warrant;

               (k)  the Piggyback Registration Agreement;

               (l)  the Subordination Agreements;

               (m)  the Assignment; and

               (n) such other documents and instruments reasonably required by Lender in connection with the Loan.

          5.4 Delivery of Other Documents and Certificates. Borrower shall have delivered or caused to be delivered to Lender each of the following additional documents or certificates, each of which shall be in a form and substance satisfactory to Lender:

               (a) certificates of existence or qualification pertaining to Borrower and the Guarantors, issued by the Secretary of State or other appropriate official of Florida, California or Oregon, as the case may be, no more than seven (7) business days before the Closing;

               (b) a standard coverage lender's policy of title insurance insuring Borrower's ownership of the real property Collateral and the lien of the Trust Deed in favor of Lender, subject only to the Permitted Encumbrances;

               (c) the Opinion of Counsel; and

               (d) the Forbearance Agreement.

          5.5 Loan Put Agreement. Lender, Schroeder and Ashe shall have executed and delivered the Loan Put Agreement in form and substance satisfactory to Lender.

          5.6 No Default. No Default shall have occurred and be continuing or exist.

          5.7 Subscription. Lender and The Neptune Society, Inc. shall have executed and delivered a subscription agreement related to the issuance of the Stock Loan Fee and the Warrant by The Neptune Society, Inc. to Lender.

          5.8 Reset Provisions. Borrower, Guarantors and their affiliates shall have satisfied their obligations, to Lender's satisfaction, under the "reset" provisions of the Asset Purchase Agreement dated July 5, 2001 between Acquisition, Heritage, Schroeder, Ashe and Neptune (Section 2.2(i) and (ii)), the Asset Purchase Agreement dated July 5, 2001 between Acquisition, CMC, Schroeder, Ashe and Neptune (Section 2,2(i) and (ii)), the Agreement and Plan of Merger dated July 5, 2000 between Acquisition, CMC, Wilhelm, Schroeder, Ashe and Neptune (Sections 2.69(a)(i) and (ii)), the Apogee Non-Compete Agreement dated July 5, 2001 (Sections 6(i) and (ii)), the Schroeder Non-Compete Agreement dated July 5, 2001 (Sections 6(i) and (ii)), and the Ashe Employment/Non-Compete Agreement dated July 5, 2001 (Sections 20(i) and (ii)).

     6. [Intentionally omitted.]

     7. Default; Remedies on Default.

          7.1 Event of Default. Unless waived in writing by Lender in the manner described in Section 8.1, any of the following events shall be an "Event of Default":

               (a) If Borrower shall apply the funds advanced under and pursuant to this Agreement and the Note other than as permitted at Section 2.2;

               (b) If,  for any  payment  due under  the Note or any other  Loan
Document,  the  entire  amount  due  (including  principal,   interest  and  any
applicable premiums and late charges) is not paid when due;

               (c) If there occurs a default under any other Loan Document, under the Neptune Debenture or under the Forbearance Agreement that is not cured within the applicable cure period, if any;

               (d) If any representation made herein, under any Loan Document or under any other document or instrument delivered by Borrower or any Guarantor to Lender in connection herewith or pursuant hereto, or in connection with any advance under the Note, shall be false in any material respect when made, or if any warranty made herein, under any Loan Document or under any other document or instrument delivered by Borrower or any Guarantor to Lender in connection herewith or pursuant hereto, shall be breached in any material respect;

               (e) If any of the following should occur: (i) Borrower or any Guarantor becomes insolvent, makes a transfer in fraud to, or an assignment for the benefit of, creditors, or admits in writing its inability, or is unable, to pay debts as they become due; or (ii) a receiver, custodian, liquidator or trustee is appointed for all or substantially all of the assets of Borrower or any Guarantor, or for any portion of Borrower's or any Guarantor's accounts receivable in any proceeding brought by Borrower or any Guarantor, or any such receiver or trustee is appointed in any proceeding brought against Borrower or any Guarantor or any portion of Borrower's or any

Guarantor's accounts receivable; or (iii) Borrower or any Guarantor files a petition for relief under the federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or (iv) a petition against Borrower or any Guarantor is filed commencing an involuntary case under any present or future Federal or state bankruptcy or similar law and such petition is not dismissed or discharged within 60 days from the date of filing; or (v) any composition, rearrangement, liquidation, extension, reorganization or other relief of debtors now or hereafter existing is requested by Borrower or any Guarantor; or (vi) Borrower or any Guarantor is dissolved or liquidated or all or substantially all of the assets of Borrower or any Guarantor are sold or otherwise transferred;

               (f) If Borrower shall fail to perform any other obligation under this Agreement within ten (10) days after notice from Lender specifying the nature of the failure or default or, if the failure or default cannot be cured within ten (10) days, failure within such time to commence and pursue with reasonable diligence curative action. No notice of default and opportunity to cure shall be required or given if during the preceding three (3) calendar months Lender has sent a notice to Borrower concerning a default in performance of the same obligation; or

               (g) Any sale or transfer of the Collateral or of interests in Borrower or any Guarantor in breach of the provisions of the Trust Deed or the General Security Agreement.

          7.2 Lender's Remedies on Default. Upon the occurrence of any Event of Default, in addition to exercising any remedy available to Lender at law, in equity or in any other Loan Document, and without impairing any of Lender's rights, powers or privileges under this Agreement or under any other Loan Document, Lender may do all or any of the following:

               (a) Accelerate the maturity of the Note and demand payment of the principal sums due thereunder, with interest and late charges, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or future notice of any kind, all of which Borrower expressly waives;

               (b) Institute appropriate proceedings to specifically enforce performance of this Agreement, the Trust Deed, the Guaranties, and/or any of the other Loan Documents; or

               (c) Exercise any right or remedy granted by the Trust Deed, General Security Agreement or any other Loan Document.

Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender on demand, together with interest at the default rate applicable to the principal balance of the Note from the date the funds were expended.

Lender may exercise its rights and remedies in any order or manner that Lender may determine in its sole discretion. Regardless of how Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's obligations hereunder and under the Note, payments and proceeds of collateral received following an acceleration of the amounts payable under the Loan Documents shall be applied, first, to the costs and expenses of Lender, second, to the payment of accrued and unpaid interest due under the Loan Documents to and including the date of such application, third, to the payment of all unpaid principal amounts due under the Loan Documents, and fourth, to the payment of all other amounts (including fees) then owing to Lender under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Lender hereunder or thereunder or at law or in equity.

     8. General Provisions.

          8.1 Integration. This Agreement, together with the other Loan Documents, constitutes the entire agreement of the parties with respect to the Loan and supersedes all prior written or oral negotiations, letters of intent or agreements with respect thereto. In the event of conflict between the terms and provisions of this Agreement and any other Loan Document, the terms and provisions of this Agreement shall control; provided, however, that if the terms and conditions of the Note, Trust Deed or General Security Agreement impose on Borrower additional or more stringent requirements than those set forth in the other Loan Documents, such terms and conditions of the Note, Trust Deed or General Security Agreement shall control. Borrower acknowledges that no agent of Lender shall have any authority to make an oral modification, consent, waiver, extension or amendment of this Agreement or of any Loan Document, or to agree orally to forebear from taking some action pursuant thereto, and Borrower shall not be entitled to rely upon any such oral consent, waiver, modification, agreement or statement, if made. Any extension, modification or amendment of the Loan Documents, and any consent or waiver thereunder or thereto, shall be enforceable against Lender only if in writing and only if signed by a corporate officer or trustee of Lender. The Loan Documents, and any instruments referred to therein or herein, or executed and delivered in connection therewith or herewith, can only be modified or amended by a written document signed by Lender and the other party or parties thereto.

          8.2 Attorneys' Fees. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement or the other Loan Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, Borrower shall immediately pay to Lender upon demand the amount of all attorneys' fees and expenses and costs incurred by Lender in connection therewith, including all trial and appellate proceedings in any action, suit, bankruptcy or other proceeding, together with interest thereon from the date of such demand until paid at the default rate of interest applicable to the principal balance of the Note as specified therein.

          8.3 Notices. Notices under this Agreement shall be in writing and shall be effective when delivered. Notices shall be deemed delivered when sent by facsimile transmission, provided that a copy of the notice is sent by Federal Express within twenty-four hours thereafter, directed to the other parties (or to the party required to be provided with such notice) at the following facsimile numbers and addresses:

          If to Borrower:           Wilhelm Mortuary, Inc.
                                    c/o Neptune Society of America, Inc.
                                    3500 W. Olive, Suite 1430
                                    Burbank, California 91505
                                    Fax:  (818) 953-9844
                                    Attn:  David Schroeder, President

          With a copy to:           Steven D. Adler, Esq.
                                    2130 NE Klickitat Street
                                    Portland, Oregon 97212
                                    Fax: (503) 282-5833

          With a copy to:           Randal Jones, Esq.
                                    1420 5th Avenue, Suite 3400
                                    Seattle, WA 98101
                                    Fax: (206) 903-8820


          If to Lender:             Green Leaf Investors I, LLC
                                    4444 Lakeside Drive, Suite 340
                                    Burbank, California 91505
                                    Phone:  (818) 840-1500
                                    Fax:  (818) 556-6994
                                    Attn:  Tom R. Camp, Esq.

          With a copy to:           Lane Powell Spears Lubersky LLP
                                    601 SW Second Avenue, Suite 2100
                                    Portland, Oregon 97204
                                    Fax: (503) 778-2200
                                    Attn: Jeffrey C. Wolfstone, Esq.

or to such other address or number as the intended addressee may have given to the other party in writing in the manner set forth above. Such notices, requests, demands and other communications shall be deemed given when actually received or, if earlier, (a) in the case of delivery by courier service with guaranteed next day delivery, the next day or the day designated for delivery,
(b) in the case of certified United States mail, three (3) days after deposit therein, or (c) in the case of fax, the date upon which the transmitting party received confirmation of receipt by fax, telephone or otherwise. No notice to or demand on Borrower shall in any case, of itself, entitle Borrower to any other or further notice or demand in similar or other circumstances.

          8.4 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Oregon, without resort to such State's choice of law rules. Any proceeding related to this Agreement shall be commenced or maintained only in the courts in Multnomah County, Oregon, and the parties hereto hereby irrevocably submit to the jurisdiction of any state or federal court sitting in Multnomah County, Oregon, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement, and hereby waive any objection to venue in any such court and any claim that such forum is an inconvenient forum.

          8.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement, notwithstanding that one or more parties may have signed a separate signature page..

          8.6 Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants contained herein or in any statement, certificate or other instrument furnished (or to be furnished) by Borrower pursuant to this Agreement shall survive the Closing and shall not be affected by any investigation, verification or approval by Lender or by anyone on behalf of Lender.

          8.7 Time of the Essence. Time is of the essence of this Agreement, it being understood that each date set forth herein, and the obligations of the parties to be satisfied by such date, have been the subject of specific negotiation by the parties.

          8.8 Relationship of Parties. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of a borrower and a lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Collateral or any improvements thereon, except as expressly provided in this Agreement and the other Loan Documents.

          8.9 Lender's Agents. Lender may designate an agent or independent contractor to exercise any of Lender's rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include for such purposes Lender's agents, employees and independent contractors.

          8.10 Waiver of Right to Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

          8.11 Severability. If any provision or obligation under this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force and effect as though the invalid, illegal or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectibility therefore, are declared to be or become invalid, illegal or unenforceable, Lender's obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

          8.12 Statutory Notice. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE. BORROWER ACKNOWLEDGES RECEIPT OF A COPY OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement on and as of the day and year first above written.


LENDER:                            GREEN LEAF INVESTORS I, LLC
                                   a California limited liability company

                                   By:  The Apogee Management Company, Inc.,
                                        a California corporation, Manager


                                        By: [Illegible]

                                        Its: [Illegible]


BORROWER:                          WILHELM MORTUARY, INC.,
                                   an Oregon corporation


                                        By: [Illegible]

                                        Its: [Illegible]

                               Disclosure Schedule